AGREEMENT TO SATISFY OBLIGATIONS

         This AGREEMENT TO SATISFY OBLIGATIONS (this "Agreement") is entered into effective April 2, 2004 between Christenson Velagio, Inc. ("CVI"), Christenson Electric, Inc. ("CEI"), Christenson Leasing Company, LLC ("Leasing"), JMW Group, LLC, an Oregon limited liability company ("Group"), JW Assurance and Holding Limited ("JW"), JMW Capital Partners, Inc. ("JMW"), R. Patrick Hanlin ("Hanlin"), Steven M. Wright ("Wright") and Microfield Group, Inc. ("Microfield").

                                    RECITALS

         A. Microfield's Board of Directors has restated Microfield's articles of incorporation to provide for no par value Series 3 Preferred shares which have an issue price of $420 per share ("Series 3 Preferred").

         B. CVI currently owes the obligations set forth on Exhibit A to CEI, Leasing, Group, JW and JMW for various contractual obligations, and outstanding promissory notes.

         C. Microfield owes Wright and Hanlin sums due from loans from Wright and Hanlin to Microfield as detailed on Exhibit A.

         D. CEI, Leasing, Group, JW, JMW, Wright and Hanlin are willing to accept Series 3 Preferred shares as payment in full of each of the obligations listed on Exhibit A.

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledges, the parties to this Agreement agree as follows:

                                    AGREEMENT

         1. SATISFACTION AND CANCELLATION. CEI, Leasing, Group, JW and JMW each agree to accept Series 3 Preferred shares of Microfield in complete satisfaction of CVI's obligations listed on Exhibit A. Wright and Hanlin each agree to accept Series 3 Preferred Stock of Microfield in complete satisfaction of Microfield's obligations to them as listed on Exhibit A.

         2. ISSUANCE OF SECURITIES. CEI, Leasing, Group, JW, JMW, Wright and Hanlin (collectively the "Creditors") will be issued the following number of Series 3 Preferred shares in complete satisfaction of the obligations listed on Exhibit A (collectively the "Obligations"):

                  CREDITORS:                # OF SERIES 3 PREFERRED

                  CEI                                  125.636
                  Leasing                            3,241.922
                  Group                                 20.288
                  JW                                    28.733
                  JMW                                   68.320
                  Wright                               117.810
                  Hanlin                                38.095





1 - AGREEMENT TO SATISFY OBLIGATIONS
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
All notes and instruments evidencing the Obligations will be deemed satisfied and paid in full upon the issuance of the Series 3 Preferred shares, which shall be effective as of April 2, 2004. Each of the creditors will deliver the original documents evidencing these obligations to CVI or Microfield as applicable, marked paid in full.

         3.       REPRESENTATIONS OF THE CREDITORS.

                  3.1 UNREGISTERED SHARES. Each Creditor represents that it is acquiring the Shares for its own account for investment purposes only and not with a view to distribution or resale and is aware that it must bear the economic risk of this investment for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933, as amended, or the Oregon Securities Law, and therefore, cannot be sold unless such Shares are subsequently registered under the Act and Law or exemptions from such registration apply. Each Creditor also acknowledges that based upon the representations contained herein, Microfield shall consider the purchased Shares to be exempt from registration under the Securities Act of 1933, as amended, and the Oregon Securities Law and accordingly will not register the same with the Securities and Exchange Commission or the Oregon Corporation Commissioner. Each Creditor agrees not to undertake any act which would either jeopardize the applicability of such exemptions or require the registration of such Shares at such time without first obtaining the opinion of counsel satisfactory to Corporation or Seller that the proposed act will not have such effect.

                  3.2 ACCREDITED INVESTORS. Each Creditor represents that it is an accredited investor within the meaning of Regulation D under the Securities Act of 1933. Each Creditor or its representative has had an opportunity to review the financial statements and financial information of Microfield and has had an opportunity to conduct its own independent investigation of the merits of investing in Microfield.

                  3.3 SUBSCRIPTION AGREEMENT. Each Creditor will execute a subscription agreement in the form used by Microfield to subscribe for the number of shares listed next to its name in Section 2.

         4.       MISCELLANEOUS.

                  4.1 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the parties.

                  4.2 ENTIRE AGREEMENT. This Agreement is the entire agreement and understanding of the parties hereto as to the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and undertakings, whether written or oral, among the parties with respect to the subject matter hereof.

                  4.3 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.




2 - AGREEMENT TO SATISFY OBLIGATIONS
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
                  4.4 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  4.5 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  4.6 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Oregon without reference to the choice of law doctrine. Venue shall be in Multnomah County.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

CHRISTENSON VELAGIO, INC., an          CHRISTENSON LEASING COMPANY,
Oregon corporation                     an Oregon limited liability company



By: /s/ William C. McCormick           By: JMW Capital Partners, Inc., Manager
   ---------------------------------
   William C. McCormick, President

                                       By: /s/ Robert J. Jesenik
                                          --------------------------------------
                                          Robert J. Jesenik, Chief Executive
                                          Officer

MICROFIELD GROUP, INC., an Oregon      CHRISTENSON ELECTRIC, INC., an
corporation                            Oregon corporation



By: /s/ William C. McCormick           By: /s/ Robert Jesenik
   ---------------------------------      --------------------------------------
   William C. McCormick, President        Robert Jesenik, President



                                       JMW CAPITAL PARTNERS, INC., an
                                       Oregon corporation



/s/ Steven M. Wright                   By:
------------------------------------      --------------------------------------
Steven M. Wright                       Its:
                                           -------------------------------------




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                                       JMW GROUP, LLC, and Oregon limited
                                       liability company



/s/ R. Patrick Hanlin                  By:    JMW CAPITAL PARTNERS, INC.,
------------------------------------
R. Patrick Hanlin                             Manager



                                       By: /s/ Robert J. Jesenik
                                          --------------------------------------
                                              Robert J. Jesenik, Chief Executive
                                              Officer

                                       JW ASSURANCE AND HOLDING
                                       LIMITED, a Virgin Islands corporation



                                       By: /s/ Robert J. Jesenik
                                          --------------------------------------
                                              Robert J. Jesenik, President


































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